                                                                 EXHIBIT 4(c)(5)


                          STOCK PURCHASE AGREEMENT


        Agreement made this 31st day of May, 1996, between A. Thomas Loy or Peck Loy ("Seller") and Ameribank Corporation, of Shawnee, Oklahoma, ("Purchaser").

        In consideration of the mutual covenants herein and other valuable consideration, the parties agree as follows:

        1. Seller agrees to sell to Purchaser who agrees to purchase 2,008 shares of the 9% Cumulative, Nonvoting Preferred stock (the "Shares") of United Oklahoma Bankshares, Inc. (the "Company"), for a purchase price equal to $49.50 per share, (the "Purchase Price").

        2. The Purchaser shall pay in cash the Purchase Price to Seller at the Closing. Seller agrees to convey, transfer and deliver the Shares at the Closing. The Certificate for the Shares shall be delivered at the Closing, duly endorsed in blank and in a form reasonably acceptable to Purchaser.

        3. The Closing shall take place at the office of Seller or at such other place as is mutually agreeable to Purchaser and Seller. The Closing shall occur on or before June 7, 1996.

        4. Seller represents and warrants to Purchaser that the Shares to be transferred hereunder will be free and clear of any and all liens or encumbrances and that Seller has the full power and authority to make such assignment and sale.

        5. Seller represents and warrants to Purchaser that the Shares are all of the shares of the Company owned by the Seller and further agrees that Seller will not acquire, directly or indirectly any additional shares of the Company.

        6. Seller agrees not to acquire either directly or indirectly any shares of the Company's 9% Cumulative, Nonvoting Preferred stock or Common stock for a period of two (2) years from the date hereof.

        7. Seller and Purchaser agree that all information contained in this Agreement shall be considered confidential. Such information shall not be disclosed to third parties other than agents and employees of the parties who have a reason to know such information. Such information may be disclosed to state and federal regulatory agencies who require such information.

        8. In the event a price higher than $49.50 per share is paid by Purchaser to any owner other than Purchaser of the 9% Cumulative, Nonvoting Preferred Stock in a subsequent tender offer or merger transaction occurring within one (1) year from the date hereof, Purchaser agrees to pay Seller the difference in cash.

        9. Any notice required hereunder shall be given in writing by registered mail and shall be deemed to have been given on the date such notice is posted, with postage prepaid, addressed to the last address of the addressee.
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        10.  This Agreement shall be binding upon the parties hereto, their successors and assigns.

        11. This Agreement shall be governed by the laws of the State of Oklahoma.

        IN WITNESS WHEREOF, the parties have executed this agreement on the date first written above.


SELLER                                  PURCHASER

A. Thomas Loy                           AMERIBANK CORPORATION
Peck Loy



 /s/ A. THOMAS LOY                      By: /s/ D. WALEY SCHUBERT
-------------------------------            -----------------------------------
                                           Its   Vice President
                                              --------------------------------


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                            STOCK PURCHASE AGREEMENT


     Agreement made this 31st day of May, 1996, between Ross McKnight, of Throckmorton, Texas ("Seller") and Ameribank Corporation, of Shawnee, Oklahoma, ("Purchaser").

     In consideration of the mutual covenants herein and other valuable consideration, the parties agree as follows:

     1. Seller agrees to sell to Purchaser who agrees to purchase 15,787 shares of the 9% Cumulative, Nonvoting Preferred stock (the "Shares") of United Oklahoma Bankshares, Inc. (the "Company"), for a purchase price equal to $49.50 per share, (the "Purchase Price").

     2. The Purchaser shall pay in cash the Purchase Price to Seller at the Closing. Seller agrees to convey, transfer and deliver the Shares at the Closing. The Certificate for the Shares shall be delivered at the Closing, duly endorsed in blank and in a form reasonably acceptable to Purchaser.

     3. The Closing shall take place at the office of Seller or at such other place as is mutually agreeable to Purchaser and Seller. The Closing shall occur on or before June 7, 1996.

     4. Seller represents and warrants to Purchaser that the Shares to be transferred hereunder will be free and clear of any and all liens or encumbrances and that Seller has the full power and authority to make such assignment and sale.

     5. Seller represents and warrants to Purchaser that the Shares are all of the shares of the Company owned by the Seller and further agrees that Seller will not acquire, directly or indirectly any additional shares of the Company.

     6. Seller agrees not to acquire either directly or indirectly any shares of the Company's 9% Cumulative, Nonvoting Preferred stock or Common stock for a period of two (2) years from the date hereof.

     7. Seller and Purchaser agree that all information contained in this Agreement shall be considered confidential. Such information shall not be disclosed to third parties other than agents and employees of the parties who have a reason to know such information. Such information may be disclosed to state and federal regulatory agencies who require such information.

     8. In the event a price higher than $49.50 per share is paid by Purchaser to any owner other than Purchaser of the 9% Cumulative, Nonvoting Preferred Stock in a subsequent tender offer or merger transaction occurring within one
(1) year from the date hereof, Purchaser agrees to pay Seller the difference in cash.

     9. Any notice required hereunder shall be given in writing by registered mail and shall be deemed to have been given on the date such notice is posted, with postage prepaid, addressed to the last address of the addressee.

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     10. This Agreement shall be binding upon the parties hereto, their successors and assigns.

     11. This Agreement shall be governed by the laws of the State of Oklahoma.

     IN WITNESS WHEREOF, the parties have executed this agreement on the date first written above.


SELLER                                          PURCHASER

Ross McKnight                                   AMERIBANK CORPORATION


/s/ ROSS MCKNIGHT                               By: /s/ D. WALEY SCHUBERT
------------------------------                  -------------------------------

                                                Its Vice President
------------------------------                  -------------------------------